UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously reported on the Current Report on Form 8-K filed on July 30, 2025, the Board of Directors (the “Board”) of DexCom, Inc. (“Dexcom” or the “Company”) appointed Jacob S. Leach, President and Chief Operating Officer, as the President and Chief Executive Officer and as a director of the Company, effective January 1, 2026, following Kevin R. Sayer’s resignation, effective as of such date. Mr. Leach has served as Dexcom’s interim principal executive officer in addition to his other duties since Mr. Sayer’s medical leave of absence, as previously reported on the Current Report on Form 8-K filed September 15, 2025.
In connection with Mr. Leach’s promotion to Chief Executive Officer, effective as of January 1, 2026, on December 19, 2025, Mr. Leach entered into an offer letter with the Company providing for an annual base salary of $1,150,000 and annual target bonus opportunity equal to 150% of his base salary. Pursuant to the terms of his offer letter, the Company also agreed to grant Mr. Leach restricted stock units with a fair value of $7,500,000, vesting annually over the three years following the date of grant, subject to Mr. Leach’s continued service. Also pursuant to the terms of his offer letter, the Company agreed to grant Mr. Leach performance stock units with a target fair value of $7,500,000, to vest if certain performance conditions established by the compensation committee are met, and subject to Mr. Leach’s continued service. Mr. Leach remains eligible to participate in the Company’s Amended and Restated Severance & Change in Control Plan as an executive officer and further remains eligible to participate in the employee benefit plans that Dexcom offers to its other employees.
The Board currently expects Mr. Sayer to return on or about March 2026 from his medical leave of absence. Mark Foletta will remain interim Chairman of the Board until Mr. Sayer’s return.
Biographical and other information for Mr. Leach is set forth in Dexcom’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2025, and is incorporated herein by reference. There is no arrangement or understanding between Mr. Leach and any other persons pursuant to which such person was selected as an officer. There are no family relationships among any of Dexcom’s directors or executive officers and Mr. Leach, and Mr. Leach does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

10.1*	Offer Letter, effective January 1, 2026, by and between DexCom, Inc. and Jacob S. Leach.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Represents a management contract or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President, Chief Financial Officer

Date:	December 22, 2025